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                                                                    EXHIBIT 12.1


                              SUNTRUST BANKS, INC.
                       Ratio of Earnings to Fixed Charges
                                 (In thousands)

                                                   Nine Months
                                                  Ended Sept 30                      For the Year Ended December 31,
                                              ---------------------   ---------------------------------------------------------
                                                2001         2000        2000        1999        1998        1997        1996
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
INCLUDING INTEREST ON DEPOSITS

Earnings:
  Income before income taxes and
   extraordinary items                        1,560,303   1,439,934   1,919,556   1,695,657   1,498,306   1,499,599   1,265,942
  Fixed charges                               2,484,374   2,744,912   3,764,603   2,841,964   2,773,877   2,479,633   2,185,047
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Total                                     4,044,677   4,184,846   5,684,159   4,537,621   4,272,183   3,979,232   3,450,989
                                              =========   =========   =========   =========   =========   =========   =========

Fixed charges:
  Interest on deposits                        1,486,464   1,796,753   2,452,919   1,626,132   1,644,229   1,627,417   1,585,707
  Interest on funds purchased                   365,126     473,672     651,235     749,561     634,086     461,724     356,879
  Interest on other short-term borrowings        54,617      66,742      97,903      79,521     127,800     133,814      81,683
  Interest on long-term debt                    549,680     386,854     534,924     359,538     340,664     230,509     134,530
  Portion of rents representative of the
    interest factor                              28,487      20,891      27,622      27,212      27,098      26,169      26,248
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
      Total                                   2,484,374   2,744,912   3,764,603   2,841,964   2,773,877   2,479,633   2,185,047
                                              =========   =========   =========   =========   =========   =========   =========

Earnings to fixed charges                          1.63x       1.52x       1.51x       1.60x       1.54x       1.60x       1.58x

EXCLUDING INTEREST ON DEPOSITS

Earnings:
  Income before income taxes and
    extraordinary items                       1,560,303   1,439,934   1,919,556   1,695,657   1,498,306   1,499,599   1,265,942
  Fixed charges                                 997,910     948,159   1,311,684   1,215,832   1,129,648     852,216     599,340
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Total                                     2,558,213   2,388,093   3,231,240   2,911,489   2,627,954   2,351,815   1,865,282
                                              =========   =========   =========   =========   =========   =========   =========

Fixed charges:
  Interest on funds purchased                   365,126     473,672     651,235     749,561     634,086     461,724     356,879
  Interest on other short-term borrowings        54,617      66,742      97,903      79,521     127,800     133,814      81,683
  Interest on long-term debt                    549,680     386,854     534,924     359,538     340,664     230,509     134,530
  Portion of rents representative of the
    interest factor                              28,487      20,891      27,622      27,212      27,098      26,169      26,248
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
      Total                                     997,910     948,159   1,311,684   1,215,832   1,129,648     852,216     599,340
                                              =========   =========   =========   =========   =========   =========   =========

Earnings to fixed charges                          2.56x       2.52x       2.46x       2.39x       2.33x       2.76x       3.11x
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